Exhibit 4.1

Old Glory Holding Company

Class B Common Stock

Regulation A (Tier II)

SUBSCRIPTION AGREEMENT

Investing in securities represented by shares of voting Class B Common Stock, par value $0.0001 (the “Shares”) of Old Glory Holding Company (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time.

The Shares have not been approved or disapproved by the Securities and Exchange Commission (“SEC”), any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering, through the online website portal https://www.own.oldglorybank.com (the “Portal”) or the SEC’s EDGAR website at www.sec.gov. You acknowledge that you have read, understand and agree to the terms and conditions, privacy policy and disclaimers on the Portal.

Pursuant to this Subscription Agreement (this “Subscription Agreement”), you (“Subscriber”) hereby subscribe for and agree to purchase Shares upon the terms and conditions set forth herein. The rights and preferences of the Shares are as set forth in the Company’s Certificate of Incorporation and Bylaws, attached as Exhibits 2.1 – 2.2 to the Offering Statement of the Company filed with the SEC (the “Offering Statement”). This Subscription Agreement is made effective as of the date Subscriber electronically signs this Subscription Agreement via the Portal.

Section 1. Information and Limitations.

1.1. Shares Offered Under Exemption to Registration. These Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any State Securities (Blue Sky) laws and are being offered and sold by the Company in reliance on Regulation A (Tier II) promulgated under the Securities Act (this “Offering”), as further described in the Company’s Offering Circular attached to the Offering Statement, dated November 25, 2024 (the “Offering Circular”), a copy of which has been made available to the Subscriber via the Portal.

1.2. Resale of Shares Permitted. These Shares are not “restricted securities” under Rule 144 of the Securities Act and as a result, resales by you (assuming you are not an affiliate of the Company) are not subject to transfer restrictions under Rule 144, but resales may be subject to other applicable law. Although the Offering Circular has been filed with the SEC, to which this Subscription Agreement is attached as Exhibit 4.1, the Offering Circular does not include the same information that may be included in a registration statement under the Securities Act.

1.3. Limitation on Number of Shares if You are Not Accredited. Unless you are an “accredited investor” (as defined below) your aggregate purchase price for Shares may not exceed 10% of the greater of your annual income or net worth (as more fully explained in the Offering Circular). The Company is relying on the representations and warranties set forth by Subscriber in this Subscription Agreement and the other information provided by Subscriber in connection with this Offering to determine compliance with this requirement.

1.4. No Legal or Tax Advice. Prospective investors may not treat the contents of this Subscription Agreement, the Offering Circular or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

1.5. Right to Modify and Accept or Reject. The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of this Offering and/or accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective Subscriber less than the amount of Shares such investor desires to purchase. Except as otherwise indicated, the Offering Materials speak as of the date reflected thereon. Neither the delivery nor the purchase of the Shares shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

1.6. Forward Looking Statements. THE SUBSCRIPTION AGREEMENT AND THE OTHER OFFERING MATERIALS AVAILABLE ON THE PORTAL MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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Section 2. Subscription for Shares.

2.1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the electronic Signature Page to this Subscription Agreement via the Portal, at a purchase price of $7.00 per Share for the total amount set forth on such electronic Signature Page (the “Purchase Price”), subject to the Company’s right to accept such lesser number of Shares as the Company may, in its sole discretion, determine, and also subject to the limitation on the number of Shares Subscriber may purchase, including as described in Section 1.3 above.

2.2. Acceptance or Rejection of Subscription. Subscriber understands and agrees that this Subscription is made subject to the following terms and conditions:

(a)	Contemporaneously with the execution and delivery of this Subscription Agreement through the Portal, Subscriber shall pay the Purchase Price for the Shares in the form of ACH debit transfer, wire transfer, or credit card. Subscriber’s subscription is irrevocable. Company will maintain all such funds for Subscriber’s benefit in a deposit account at Old Glory Bank, that is subject to a Deposit Account Control Agreement among Company, Old Glory Bank, and Company’s broker, Rialto Markets, LLC, until the earliest to occur of: (i) the acceptance by the Company of some or all of your Subscription at a Closing (as defined below), (ii) the rejection of such subscription, or (iii) the termination of the Offering by the Company (in its sole discretion). If all (or any portion of) your Subscription is accepted by the Company, then Rialto Markets, LLC and Company shall direct Old Glory Bank to immediately make available to the Company net funds from the portion of the Purchase Price allocable to the Shares accepted by the Company.

(b)	This Subscription shall be deemed to be accepted by the Company only when this Subscription Agreement has been accepted and signed by an authorized officer or agent of the Company (the “Closing”), and a deposit of the Purchase Price will not be deemed an acceptance by the Company of this Subscription Agreement, but it will be your irrevocable obligation to subscribe for such Shares hereunder.

(c)	The Company shall have the right to reject your Subscription, in whole or in part, in its sole discretion. If the Company rejects any portion of this Subscription, the aggregate payment of the Purchase Price (or, in the case of rejection of a portion of this Subscription, the part of the payment relating to such rejected portion) will be returned promptly to Subscriber, without interest or deduction, via check, ACH, and/or credit/debit card refund, in Company’s sole discretion. Notwithstanding anything to contrary, if you fund your Subscription via debit or credit card and Company or Rialto Markets, LLC rejects your Subscription, and either Company or Rialto Markets, LLC reasonably suspects fraud or a substantial risk of charge-back, then Company may delay the return of your Purchase Price for up to 60 calendar day.

(d)	If the Company accepts all or part of your Subscription, Company (or its agent) shall provide notice to Subscriber and evidence of the digital entry (or other manner of record) of the number of the Shares then owned by Subscriber reflected on the books and records of the Company and verified by the Company’s transfer agent, which is Rialto Markets, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

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Section 3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

3.1. General Representations. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants to all of the following:

(a)	Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)	Investment Representations. Subscriber has received and reviewed this Subscription Agreement, the Offering Circular, the Company’s Certificate of Incorporation, and its Bylaws. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interest in connection with an investment in the Shares.

(c)	Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and there is no guarantee that the Shares will ever be listed on any exchange or registered on the Securities Exchange Act of 1934 (as amended). Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Shares. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

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3.2. Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a)	Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (which is described in the Offering Circular); or

(b)	The aggregate Purchase Price of Subscriber for all Shares set forth in this Subscription Agreement, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

3.3. Additional Subscriber Information. Subscriber agrees to provide any additional documentation the Company may reasonably request, including (without limitation) “know your customer” documentation and/or as may be required by the Company (or its agent) to form a reasonable basis that the Subscriber qualifies as an “accredited investor,” or otherwise as a “qualified purchaser” as defined in Regulation A, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. Subscriber acknowledges that Subscriber’s responses to questions on the Portal are true, complete and accurate in all respects. Payment information provided by Subscriber through the Portal is true, accurate and correct and such payment information shall be deemed to be a part of this Subscription Agreement as if and to the same extent that such information was set forth herein. Notwithstanding anything to contrary, if any portion of any payment by Subscriber of any portion of the Purchase Price is returned, charged-back or otherwise not valid, Company shall have the exclusive right to offset and void each Share allocable to such amount upon notice and demand.

3.4. Company Information. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

3.5. Valuation. Subscriber acknowledges that the price of the Shares was set by the Company and no warranties are made as to value. There has been no independent appraisal done of the Shares and the book value of the Company per Share is less than the Purchase Price. Subscriber further acknowledges that past, simultaneous and/or future offerings of Shares may be made at higher or lower valuations.

3.6. Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page and provided on the Portal.

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3.7. Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Company has been executed by the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

3.8. No Brokerage Fees. Other than commissions payable to Rialto Markets, a licensed broker-dealer, as placement agent, as described in the Offering Circular, Subscriber represents and warrants that there are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

3.9. Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.10. No Market for the Shares. The Shares are “not restricted” under Rule 144 of the Securities Act and are freely tradeable as a matter of law unless Subscriber is an “affiliate” of the Company, which is generally defined as a Company Director, officer, or a holder of more than 10% equity of the Company (see Rule 144(a)(1)). Even though these Shares may be freely tradeable, Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

3.11. Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the termination date of this Subscription Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

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Section 4. Representations and Warranties of the company. The Company hereby represents and warrants to Subscriber as of the date of the Closing all of the following:

4.1. Incorporation, Good Standing and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, to execute and deliver this Agreement and to issue and sell the Shares pursuant to this Agreement and the other Transaction Agreements. The Company is duly qualified to transact business and is in good standing in the State of Delaware.

4.2. Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

4.3. Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

4.4. No Filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state Shares laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.5. Capitalization. The authorized and outstanding Shares of the Company immediately prior to the initial investment in the Shares is as set forth “Offered Shares” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its Shares.

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4.6. Financial Statements. Complete copies of the Company’s financial statements required to be filed with the Offering Circular (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and its subsidiaries and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The Company’s independent auditor which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

4.7. Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

4.8. Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company (or any subsidiary), or (ii) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

Section 5. Miscellaneous.

5.1. Caption and Headings. The Section headings throughout this Subscription Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Subscription Agreement.

5.2. Governing Law. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to such State’s conflict of laws principles.

5.3. Waiver of jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS PROVISION, EACH SUBSCRIBER WILL NOT BE DEEMED TO HAVE WAIVED THE COMPANY’S COMPLIANCE WITH U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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5.4. Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Subscription Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

5.5. Assignability. This Subscription Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

5.6. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

5.7. Obligations Irrevocable. The obligations of Subscriber within this Subscription Agreement are irrevocable until the consummation or termination of this Offering.

5.8. Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company (or that you submitted to us via the Portal). You shall send all notices or other communications required to be given hereunder to the Company via electronic mail to Own@OldGloryBank.com. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which Old Glory Bank is closed for business.

5.9. Entire Agreement; Amendment. This Subscription Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Subscription Agreement shall be made without the express written consent of the parties.

5.10. Expenses; Attorneys Fees. Except as otherwise expressly set forth in this Subscription Agreement, each party shall pay all expenses incurred by it or on its behalf in connection with this Subscription Agreement or any transaction contemplated hereby.

5.11. Further Assurances. Each party hereto shall execute and deliver such additional documents as may reasonably be necessary or desirable to consummate the transactions contemplated by this Subscription Agreement.

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5.12. Severability. Whenever possible, each provision of this Subscription Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Subscription Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subscription Agreement.

5.13. Digital Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Portal and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. By signing electronically below, you agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Alternatively, you may opt-out of this provision by printing a copy of this Subscription Agreement, signing it manually and returning it to the Company and, if your Subscription Agreement is accepted, the Company will manually countersign it and return a countersigned copy to you via email.

5.14. Electronic Delivery of Information. Subscriber and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

5.15. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[signatures APPEAR ONLINE]

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